SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO. __)

Filed by the Registrant [x]	Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement

[ ] Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(ii))

[ ] Definitive Proxy Statement

[x] Definitive Additional Materials

[ ] Soliciting Material Pursuant to (ss.) 240.14a-11(c) or (ss.) 240.14a-12

USAA MUTUAL FUNDS TRUST

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):

[x]No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(iv) and 0-11.
	(i)	Title of each class of securities to which transaction applies:

	(ii)	Aggregate number of securities to which transaction applies:

	(iii)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-
11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	(iv)	Proposed maximum aggregate value of transaction:

	(v)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.
[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(ii) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(i)Amount Previously Paid:

(ii)Form, Schedule or Registration Statement No.:

(iii)Filing Party:

(iv)Date Filed:

Filed under: Rule 425 under the Securities Act of 1933 and deemed filed pursuant to Rule 14a-6 of the Securities Exchange Act of 1934.

Filed by: USAA Mutual Funds Trust.

Subject Company: USAA Mutual Funds Trust.

Subject Company Commission File No. 333-223565

SHAREHOLDER CALL OUT CAMPAIGN

Hi, this is [MSR] calling from USAA Wealth Management. May I please speak with ______________? (If shares are registered jointly, ask to speak with one of the shareholders. If shares are registered in the form of an entity, ask to speak with someone authorized to vote the shares.)

WHEN CORRECT SHAREHOLDER COMES ON THE LINE:

Hi Mr./Ms._________, this is [MSR] calling from USAA Wealth Management. As a shareholder of the [fund name], you recently were sent proxy materials and a reminder notice for the upcoming special meeting of Shareholders scheduled for April 18, 2019, at 10 a.m. Have you received this material?

IF THE SHAREHOLDER ANSWERS:

Hi Mr./Ms._________, this is [MSR] calling from USAA Wealth Management. As a shareholder of the [fund name], you recently were sent proxy materials and a reminder notice for the upcoming special meeting of Shareholders scheduled for April 18, 2019, at 10 a.m. Have you received this material?

HAVE YOU RECEIVED THIS MATERIAL?

IF RECEIVED:

Have you had a chance to review the material and are there any questions I can answer for you? Please be aware that as a shareholder, your vote is very important. Our meeting is scheduled for next Thursday; and if sufficient votes are not received by then, the meeting will need to be adjourned to a future date in order for us to obtain those votes. This will require additional costs and solicitation on behalf of USAA Asset Management Company.

At this time, the best option for you to vote your shares in through the link on the web page at usaa.com/proxy. It will take you directly to the proxyvote.com website where you can register your vote. Thank you again for your time today, and have a wonderful day/evening.

IF NOT RECEIVED:

You may log on to usaa.com/proxy and obtain copies of the proxy materials. Once you have reviewed them, the best option for you to vote your shares in through the link on the web page. It will take you directly to the proxyvote.com website where you can register your vote. Thank you again for your time today, and have a wonderful day/evening.

ANSWERING MACHINE MESSAGE:

Hello, Mr./Mrs. [shareholder name] this is [MSR] calling from USAA Wealth Management. As a shareholder of the [fund name], you should have received material recently concerning the Special Meeting of Shareholders scheduled for April 18, 2019.

Your vote is very important. You can provide your vote quickly and easily by touchtone phone, Internet, or by mail. Your proxy card has all the details, or you may call us toll free at 1-800-531-8448 to answer any questions you may have. Thank you in advance for your time and have a great day/evening.

Confidential